UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 23, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

On January 23, 2003, Calpine Corporation and Calpine Power Income Fund announced that they have entered into a firm underwriting agreement to sell 17,034,234 Warranted Units of the Calpine Power Income Fund at a price of Cdn $9.00.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

     99.0 Press release dated January 23, 2003 - Calpine Prices Secondary Offering In Canadian Power Income Fund


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION

                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  January 23, 2003



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EXHIBIT 99.0

NEWS RELEASE                                       CALPINE CONTACTS 408-995-5115
                                         Investor Relations: Rick Barraza, X1125

                                               CALPINE POWER INCOME FUND CONTACT
                             Investor/Media Relations: Lisa Poelle, 403-781-6200


                      CALPINE PRICES SECONDARY OFFERING IN
                           CANADIAN POWER INCOME FUND

     (CALGARY, ALBERTA) January 23, 2003 - Calpine Corporation [NYSE:CPN], a leading North American power producer, and Calpine Power Income Fund [TSX:CF.UN] today announced that they have entered into a firm underwriting agreement to sell 17,034,234 Warranted Units of the Calpine Power Income Fund at a price of Cdn $9.00. The Warranted Units were sold to a syndicate of underwriters led by Scotia Capital Inc. and CIBC World Markets Inc. The transaction is expected to close on or about February 13, 2003.

     The Warranted Units consist of one Trust Unit owned by Calpine combined with one-half of one Trust Unit Purchase Warrant issued by the Fund to purchase additional Trust Units of the Fund acquired from Calpine. One full Trust Unit Purchase Warrant will enable the holder to further acquire one Trust Unit of the Fund on or before December 30, 2003 at the price of Cdn $9.00. The Trust Unit Purchase Warrants will trade separately from the Trust Units.

     An amended and restated preliminary prospectus relating to these securities has been filed with securities commissions or similar authorities in certain provinces and territories of Canada but has not yet become final for the purpose of a distribution to the public.

     The securities offered have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities in any state of the United States or province or territory of Canada.

     Calpine Power Income Fund is an unincorporated open-ended trust that invests in electrical power generation assets. The Fund indirectly owns interests in two power generating facilities in British Columbia and Alberta and has a loan interest in a third power generating facility in Ontario. The Fund is managed by Calpine Canada Power Ltd., which is headquartered in Calgary, Alberta. The Trust Units of the Calpine Power Income Fund are listed on the Toronto Stock Exchange under the symbol CF.UN, and the Trust Units have the second-highest Canadian stability rating of `SR-2' with a stable outlook from Standard & Poor's. For more information about the Fund, please visit its website at www.calpinepif.com.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation. It generates power through plants it owns, operates, leases and develops in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also owns approximately 1.0 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation's ("the Company") expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) unseasonable weather patterns that produce reduced demand for power; (vi) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers; (vii) actual costs being higher than preliminary cost estimates; and (viii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and in our Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.